SECURITIES AND EXCHANGE COMMISSION
			Washington, D. C.  20549


			     FORM 8-K


 			CURRENT REPORT


 Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):   December 4, 1996


		     Apple Computer, Inc.
(Exact name of registrant as specified in its charter)


California			 0-10030		   94-2404110
(State or other 		(Commission File	(I.R.S. Employer
jurisdiction of			   Number)		Identification No.)
incorporation or
organization)


	1 Infinite Loop, Cupertino, California 95014
	  (Address of principal executive offices)


 Registrant's telephone number, including area code:  (408) 996-1010


			Not Applicable
	(Former name or former address, if changed since last report.)

		  Exhibit Index on Page 3

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Items 1 through 3, 5, 6 and 8 Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant

	On December 4, 1996, the Audit and Finance Committee of the Registrant's Board of Directors recommended, and the Registrant's Board of Directors approved, the engagement of the independent certified public accounting firm of KPMG Peat Marwick LLP to audit the consolidated financial statements of the Registrant for the year ending September 26, 1997. Accordingly, the engagement of Ernst & Young LLP as the Registrant's independent auditors will be discontinued effective upon conclusion of the audit of the Registrant's consolidated financial statements for the year ended September 27, 1996.

	The reports of Ernst & Young LLP on the Registrant's consolidated financial statements for each of the two fiscal years in the period ended September 29, 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles and the report of Ernst & Young LLP on the Registrant's consolidated financial statements for the year ended September 27, 1996 is not expected to contain an adverse opinion or a disclaimer of opinion or to be qualified or modified as to uncertainty, audit scope or accounting principles.

	In connection with the audits of the Registrant's consolidated financial statements for each of the two fiscal years ended September 27, 1996 and September 29, 1995 and the subsequent interim period prior to December 4, 1996, there were no disagreements between the Registrant and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their reports.

	There were no reportable events (as defined in Regulation S-K Item 304(a)(l)(v)) during the two fiscal years ended September 27, 1996 and September 29, 1995 and the subsequent interim period prior to December 4, 1996.

	The Registrant has not consulted with KPMG Peat Marwick LLP during the last two years or subsequent interim period prior to December 4, 1996 on either the application of accounting principles or the type of opinion KPMG Peat Marwick LLP might issue on the Registrant's financial statements.

	The Registrant requested Ernst & Young LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agrees with the above statements, which letter is attached as
Exhibit 16.1.

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Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		Number	Exhibit				Page

		16.1	Letter of Ernst & Young LLP	  4
			regarding change in certifying
			accountant





				SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


				APPLE COMPUTER, INC.



				By:	/s/Fred D. Anderson
					Fred D. Anderson,
					Executive Vice President and
					Chief Financial Officer

Date:  December 13, 1996

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